UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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Filed by a Party other than the Registrant ☐

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PRAECIS PHARMACEUTICALS INCORPORATED
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PRAECIS PHARMACEUTICALS INCORPORATED
830 WINTER STREET
WALTHAM, MASSACHUSETTS 02451-1420

[Date], 2005

Dear Stockholder:

On [Day of Week], [October     ], 2005, PRAECIS PHARMACEUTICALS INCORPORATED will hold a special meeting of stockholders. On behalf of the board of directors, I would like to invite you to join us. The meeting will be held at our corporate headquarters and research facility located at 830 Winter Street, Waltham, Massachusetts 02451-1420, and is scheduled to begin at 10:00 a.m. local time.

At the special meeting, you will be asked to vote on a proposal to approve a series of amendments to PRAECIS’ Amended and Restated Certificate of Incorporation to effect a reverse stock split of PRAECIS’ common stock, at a split ratio of 1-for-5, 1-for-7.5 or 1-for-10, with the determination of which of such three split ratios, and whether any such reverse stock split, will be implemented to be in the discretion of the board of directors. This proposal is described in the attached proxy statement which you should read carefully. Your board of directors recommends that you vote in favor of the proposal.

Whether or not you plan to attend the special meeting, it is important that your shares be represented. Regardless of the number of shares you own, please complete, sign, date and promptly return the enclosed proxy card in the enclosed envelope.

We appreciate your continued support.

Sincerely,
Kevin F. McLaughlin
President and Chief Executive Officer

PRAECIS PHARMACEUTICALS INCORPORATED

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To the Stockholders of PRAECIS PHARMACEUTICALS INCORPORATED:

A special meeting of the stockholders of PRAECIS PHARMACEUTICALS INCORPORATED (the “Company”) will be held at the Company’s corporate headquarters and research facility located at 830 Winter Street, Waltham, Massachusetts 02451-1420, on [Day of Week], [October     ], 2005, at 10:00 a.m., local time, for the following purposes:

1.                To approve a series of amendments to the Company’s Amended and Restated Certificate of Incorporation to effect a reverse stock split of the Company’s common stock whereby each outstanding five (5), seven and one-half (7.5) or ten (10) shares of common stock would be combined into and become one (1) share of common stock, with the effectiveness of one of such amendments and the abandonment of the other amendments, or the abandonment of all amendments, as permitted under Section 242(c) of the Delaware General Corporation Law, to be determined by the board of directors in its discretion.

2.                To transact such other business as may properly come before the special meeting or any adjournment(s) or postponement(s) thereof.

Stockholders of record at the close of business on [Day of Week], [Date], 2005 will be entitled to vote at the special meeting, whether in person or by proxy. All stockholders are cordially invited to attend the meeting.

By Order of the Board of Directors
Mary Beth DeLena
Secretary
830 Winter Street
Waltham, Massachusetts 02451-1420
[Date], 2005

To ensure that your shares are represented at the special meeting, we urge you to complete, date and sign the enclosed proxy card and return it promptly in the envelope provided. This will assure your representation and a quorum for the transaction of business at the special meeting. If you do attend the special meeting, you may vote in person if you desire to do so, even if you have returned a proxy card.

PRELIMINARY COPIES FILED PURSUANT
TO RULE 14a-6(a)

PRAECIS PHARMACEUTICALS INCORPORATED
PROXY STATEMENT
SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON [DATE], 2005

General

We are furnishing this proxy statement to stockholders of record of PRAECIS PHARMACEUTICALS INCORPORATED (“PRAECIS” or the “Company”) in connection with the solicitation of proxies for use at the special meeting of stockholders of the Company to be held on [Day of Week], [October     ], 2005, at 10:00 a.m., local time, at the Company’s corporate headquarters and research facility located at 830 Winter Street, Waltham, Massachusetts 02451-1420, and at any adjournment(s) or postponement(s) thereof, for the purposes set forth in the foregoing Notice of Special Meeting of Stockholders. At the special meeting, stockholders will be asked to vote on a series of amendments to the Company’s Amended and Restated Certificate of Incorporation to effect a reverse stock split of our common stock whereby each outstanding five (5), seven and one-half (7.5) or ten (10) shares of our common stock would be combined into and become one (1) share of common stock, with the determination of which of such three split ratios, and whether any such reverse stock split, will be implemented to be in the discretion of the board of directors. The forms of the proposed amendments to effect the reverse stock split are attached to this proxy statement as Appendices A-1, A-2 and A-3 (the “Proposed Amendments”).

The Notice of Special Meeting of Stockholders, this proxy statement and the enclosed form of proxy are first being mailed to stockholders on or about September [     ], 2005.

Voting Securities, Quorum and Vote Required

Only holders of record of common stock, par value $.01 per share, of the Company as of the close of business on [Date], 2005 (the “Record Date”) are entitled to receive notice of and to vote at the special meeting. On the Record Date, there were [# of shares] shares of common stock outstanding, constituting all of the outstanding voting securities of the Company. Stockholders are entitled to one vote for each share of common stock they held as of the Record Date.

A quorum of stockholders is necessary to hold a valid special meeting. A quorum will exist at the special meeting if the holders of record as of the Record Date of a majority of the number of shares of common stock outstanding as of the Record Date are present in person or represented by proxy at the special meeting. Shares held as of the Record Date by holders who are present or represented by proxy at the special meeting but who have abstained from voting or have not voted with respect to some or all of such shares on the proposal to be voted on at the special meeting will be counted as present for the purposes of establishing a quorum.

The affirmative vote of the holders of a majority of the Company’s outstanding shares is required to approve the Proposed Amendments. Shares represented by proxies which are marked “ABSTAIN” and broker non-votes, if any, will have the effect of votes AGAINST the Proposed Amendments. A broker non-vote occurs with respect to shares as to a proposal when a broker who holds shares of record in his name is not permitted to vote on that proposal without instruction from the beneficial owner of the shares and no instruction is given. Brokers holding shares in their name will not be permitted to vote on the Proposed Amendments at the special meeting without instruction from the beneficial owner of the shares.

Voting Procedures

Voting Your Proxy

You may vote in person at the special meeting or by proxy. We recommend you vote by proxy even if you plan to attend the meeting. You can always change your vote at the meeting.

If you sign and return your proxy card to us in time for it to be voted at the special meeting, one of the individuals named as your proxy, each of whom is an officer of the Company, will vote your shares as you have directed on the proxy card. If you sign and timely return your proxy card but no indication is given as to how to vote your shares as to the Proposed Amendments, your shares will be voted FOR the Proposed Amendments.

The board of directors knows of no matters, other than the Proposed Amendments as set forth in the accompanying Notice of Special Meeting of Stockholders, that may be properly presented at the special meeting. If any other matter is properly presented at the special meeting upon which a vote may properly be taken, shares represented by duly executed and timely returned proxy cards will be voted on any such matter in accordance with the judgment of the named proxies.

How to Vote by Proxy

You may vote by proxy by completing, signing, dating and returning your proxy card in the enclosed envelope. If your shares are held in “street name” through a broker, you should provide written instructions to your broker on how to vote your shares. As noted above, if you do not provide your broker with instructions on how to vote your shares held in your broker’s name, your broker will not have authority to vote those shares on the Proposed Amendments. To ensure that your broker receives your instructions, you should promptly complete, sign and send to your broker in the envelope enclosed with this proxy statement the voting instruction form which is also enclosed. You may also wish to check the voting form used by the firm that holds your shares to see if it offers telephone or Internet voting.

Revoking Your Proxy

You may revoke your proxy before it is voted by:

•       sending in a new proxy with a later date;

•       notifying the Secretary of the Company in writing before the special meeting that you have revoked your proxy; or

•       voting in person at the special meeting.

If you hold your shares through a broker or other custodian, you will need to contact them to revoke your proxy.

Voting in Person

If you plan to attend the special meeting and wish to vote in person, we will give you a ballot at the meeting. However, if your shares are held in the name of your broker, bank or other nominee, you must obtain from your nominee and bring to the special meeting a “legal proxy” authorizing you to vote your “street name” shares held as of the Record Date.

Tabulation

A representative of the Company’s transfer agent will act as Inspector of Election for the special meeting. The representative will tabulate votes cast by proxy at the special meeting through an automated system administered by the transfer agent and will manually tabulate votes cast in person at the special meeting.

Proxy Solicitation and Expenses

This solicitation of proxies is being made on behalf of our board of directors and we will bear the costs of the solicitation. We have engaged Georgeson Shareholder Communications to assist in soliciting proxies for a fee of approximately $10,000 plus reimbursement of reasonable out-of-pocket expenses. In addition to the solicitation of proxies by mail and by Georgeson Shareholder Communications, proxies may also be solicited by certain of the Company’s directors, officers and regular employees, without additional compensation, in person or by telephone or facsimile. We will also reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of shares.

Delivery of Proxy Materials to Households

The Securities and Exchange Commission has implemented a rule permitting companies and their brokers, banks or other intermediaries to deliver a single copy of a proxy statement to households at which two or more beneficial owners reside. This method of delivery, which eliminates duplicate mailings, is referred to as “householding.” We have been notified that certain brokers, banks and other intermediaries have elected to household the Company’s proxy statement. Accordingly, beneficial owners sharing an address who have been previously notified by their broker, bank or other intermediary and have consented to householding, either affirmatively or implicitly by not objecting to householding, will receive only one copy of this proxy statement.

If you hold your shares in your own name as a holder of record, householding will not apply to your shares.

Beneficial owners who reside at a shared address at which a single copy of this proxy statement is delivered may obtain a separate proxy statement without charge by sending a written request to PRAECIS PHARMACEUTICALS INCORPORATED, 830 Winter Street, Waltham, Massachusetts 02451-1420, Attention: Investor Relations, or by calling the Company at (781) 795-4100. The Company will promptly deliver a proxy statement upon request.

Not all brokers, banks or other intermediaries offer beneficial owners the opportunity to participate in householding. If you want to participate in householding and eliminate duplicate mailings in the future, you must contact your broker, bank or other intermediary directly. Alternatively, if you want to revoke your consent to householding and receive a separate proxy statement for each beneficial owner sharing your address, you must contact your broker, bank or other intermediary to revoke your consent.

PROPOSAL NO. 1

APPROVAL OF A SERIES OF AMENDMENTS TO THE COMPANY’S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT OF THE COMPANY’S COMMON STOCK WHEREBY EACH OUTSTANDING FIVE (5), SEVEN AND ONE-HALF (7.5) OR TEN (10) SHARES OF COMMON STOCK WOULD BE COMBINED INTO AND BECOME ONE (1) SHARE OF COMMON STOCK, WITH THE EFFECTIVENESS OF ONE OF SUCH AMENDMENTS AND THE ABANDONMENT OF THE OTHER AMENDMENTS, OR THE ABANDONMENT OF ALL AMENDMENTS, AS PERMITTED UNDER SECTION 242(C) OF THE DELAWARE GENERAL CORPORATION LAW, TO BE DETERMINED BY THE BOARD OF DIRECTORS IN ITS DISCRETION.

General

The board of directors has unanimously adopted a resolution approving, subject to approval by the Company’s stockholders, the Proposed Amendments to our Amended and Restated Certificate of Incorporation, to effect a reverse stock split of our common stock, at the discretion of the board of directors. Under the Proposed Amendments, each outstanding five (5), seven and one-half (7.5) or ten (10) shares of common stock, respectively, would be combined into and become one (1) share of common stock. The effectiveness of one of the Proposed Amendments and the abandonment of the other Proposed Amendments, or the abandonment of all of the Proposed Amendments, will be determined by the board of directors in its discretion following the special meeting. If the Proposed Amendments are approved by stockholders and the board of directors determines to effect a reverse stock split by filing one of the Proposed Amendments with the Secretary of State of the State of Delaware, all other Proposed Amendments will be abandoned. Approval of the Proposed Amendments will authorize the board of directors in its discretion to effect a reverse stock split prior to the Company’s 2006 annual meeting of stockholders in any of the following ratios:  1:5, 1:7.5 or 1:10, or to not effect any reverse stock split. The actual timing for implementation, if any, of the reverse stock split will be determined by the board. The Company currently anticipates that if the reverse stock split is approved by stockholders at the special meeting, it would be implemented on the date of the special meeting or as soon as practicable thereafter. If the reverse stock split is not implemented before the Company’s 2006 annual meeting of stockholders, the Proposed Amendments will be deemed abandoned, without any further effect. In that case, the board of directors may again seek stockholder approval at a future date for a reverse stock split if it deems a reverse stock split to be advisable.

Purpose of the Reverse Stock Split

The principal reason for the reverse stock split is to increase the per share trading price of our common stock which could help to ensure a share price high enough to satisfy the $1.00 per share minimum bid price requirement for continued listing on the Nasdaq National Market, although there can be no assurance that the trading price of our common stock would be maintained at such level or that we will be able to maintain the listing of our common stock on the Nasdaq National Market. If stockholders do not approve the reverse stock split or if the board of directors decides not to effect the reverse stock split, and the trading price of our common does not otherwise increase to and remain greater than $1.00 per share, we believe it is likely that our common stock will be delisted from the Nasdaq National Market as described below.

Our common stock has traded on Nasdaq National Market since our initial public offering in 2000. In order to continue trading on the Nasdaq National Market, we must satisfy the continued listing requirements for that market. The Nasdaq National Market requires a minimum bid price of $1.00 per share for continued listing. On August 19, 2005, the closing price per share for our common stock as reported on the Nasdaq National Market was $0.59. We have until December 5, 2005 to regain compliance with this minimum bid price rule. We may regain compliance with the minimum bid price rule if, at any time before December 5, 2005, the bid price of our common stock closes at $1.00 per share or more for a minimum of ten consecutive trading days, although the Nasdaq Stock Market may, in its discretion, require that we maintain a bid price of at least $1.00 per share for a period in excess of ten consecutive business days (but generally no more than 20 consecutive business days) before determining that we have demonstrated the ability to maintain long-term compliance. If we cannot demonstrate compliance with the minimum bid price rule by December 5, 2005, the Nasdaq staff will provide written notification that the Company’s common stock will be delisted, and at that time we may appeal the staff’s determination to a Listing Qualifications Panel. Alternatively, we may apply to transfer our common stock to the Nasdaq SmallCap Market if we satisfy the requirements for initial inclusion on the Nasdaq SmallCap Market, other than the minimum bid price requirement, and, if the application is approved, we will be afforded the remainder of the Nasdaq SmallCap Market’s additional 180-day compliance period to regain compliance with the $1.00 per share minimum bid price rule while on the Nasdaq SmallCap Market.

The board of directors believes that the delisting of our common stock from the Nasdaq National Market, even if it were listed and traded on the Nasdaq SmallCap Market, would likely result in decreased liquidity, thereby increasing the volatility of the trading price, of our common stock, a loss of current or future coverage by certain analysts and a diminution of institutional investor interest. The board also believes that such delisting could also potentially cause a loss of confidence of corporate collaborators, contract manufacturers and our employees, which could seriously harm our business and future prospects.

If our common stock were delisted from the Nasdaq National Market and we were unable to obtain or maintain listing on the Nasdaq SmallCap Market, our common stock would likely still qualify to trade on the OTC Bulletin Board or in the “pink sheets” maintained by the National Quotation Bureau, Inc. The board believes that in this event, stockholders would likely find it more difficult to obtain accurate quotations as to the price of our common stock, the liquidity of our stock would likely be further reduced, making it difficult for stockholders to buy or sell our stock at competitive market prices or at all, and support from institutional investors and/or market makers that currently buy and sell our stock would likely decline further, possibly resulting in a further decrease in the trading price of our common stock.

In evaluating whether or not to authorize the reverse stock split, in addition to the considerations described above, the board of directors also took into account various negative factors associated with a reverse stock split. These factors include: the negative perception of reverse stock splits held by some investors, analysts and other stock market participants; the fact that the stock price of some companies that have effected reverse stock splits has subsequently declined back to pre-reverse stock split levels; the adverse effect on liquidity that might be caused by a reduced number of shares outstanding; and the costs associated with implementing a reverse stock split.

The board of directors considered these factors, and the potential harm of being delisted from the Nasdaq National Market. The board determined that continued listing on the Nasdaq National Market is in the best interest of the Company and its stockholders, and that a reverse stock split is necessary to attempt to maintain the listing of our common stock on the Nasdaq National Market. The board believes that stockholder approval of the Proposed Amendments which authorizes the board to effect a reverse stock split at one of three split ratios (1-for-5, 1-for-7.5 or 1-for-10), as opposed to approval of a reverse stock at a single specified split ratio, provides the board with increased flexibility to achieve the principal purpose of the reverse stock split as described above while also seeking to minimize to the extent consistent with this purpose the possible decreased liquidity which may result from a reduction in the number of outstanding shares. In determining the reverse split ratio, the board will consider numerous factors, including the historical and projected performance of our common stock, prevailing market and industry conditions and general economic trends, and will place emphasis on the expected closing price of our common stock over the short and longer period following the effectiveness of the reverse stock split with a view to enabling the Company to meet, for the foreseeable future, the Nasdaq National Market’s minimum bid price requirement for continued listing. As noted above, even if stockholders approve the reverse stock split, the Company reserves the right not to effect the reverse stock split if our board of directors does not deem it to be in the best interests of the Company and its stockholders.

In addition, in determining to authorize the reverse split, the board considered that a sustained higher per share price of the Company’s common stock, which may result from the reverse stock split, might heighten the interest of the financial community in the Company and potentially broaden the pool of investors that may consider investing in the Company, possibly increasing the trading volume and liquidity of our common stock or helping to mitigate any decrease in such trading volume and liquidity which might result from the reverse stock split. As a matter of policy, many institutional investors are prohibited from purchasing stocks below certain minimum price levels. For the same reason, brokers often discourage their customers from purchasing such stocks. The board believes that, to the extent that the price per share of our common stock remains at a higher per share price as a result of the reverse stock split, some of these concerns may be ameliorated. However, as noted above, there can be no assurance that the price of our common stock would remain above $1.00 per share after the reverse stock split.

The board of directors also believes that a higher per share market price for our common stock may help us attract and retain employees. Our board believes that some potential employees are less likely to work for a company with a low stock price, especially below $1.00 per share, regardless of the company’s market capitalization. However, again, there can be no assurance as to the market prices for our common stock after the reverse stock split or that increased market prices for our common stock will in fact enhance our ability to attract and retain employees.

There also can be no assurance that, after the reverse stock split, we would be able to maintain the listing of our common stock on the Nasdaq National Market, or obtain or maintain the listing of our common stock on the Nasdaq SmallCap Market if we were unable to maintain our listing on the Nasdaq National Market. The Nasdaq National Market maintains several other continued listing requirements currently applicable to the listing of the Company’s common stock, including a minimum stockholders’ equity of $10 million, a minimum of 750,000 publicly held shares, a minimum market value of publicly held shares of $5 million, a minimum of 400 stockholders holding 100 shares or more (including stockholders holding shares in “street name”), a minimum of two market makers and compliance with Nasdaq’s corporate governance rules. The Nasdaq SmallCap Market also maintains initial listing requirements, as well as listing requirements, in addition to the minimum $1.00 per share bid price, for continued listing. While the Company is currently in compliance with these requirements of the Nasdaq National Market and would currently be in compliance with the analogous non-bid price requirements of the Nasdaq SmallCap Market, we cannot assure you that we will be able to maintain compliance with all of these requirements or the minimum bid price requirement.

Stockholders should recognize that if a reverse split is effected, they will own a fewer number of shares than they currently own (a number equal to the number of shares owned immediately prior to the reverse stock split divided by five (5), seven and one-half (7.5) or ten (10), depending on which split ratio is implemented). While PRAECIS expects that the reverse split will result in an increase in the market price of its common stock, the reverse split may not increase the market price of the Company’s common stock in proportion to the reduction in the number of shares of its common stock outstanding or result in a permanent increase in the market price (which depends on many factors, including the Company’s performance, prospects and other factors that may be unrelated to the number of shares outstanding).

If a reverse stock split is effected and the market price of PRAECIS’ common stock declines, the percentage decline as an absolute number and as a percentage of the Company’s overall market capitalization may be greater than would occur in the absence of a reverse stock split. Furthermore, the liquidity of PRAECIS’ common stock could be adversely affected by the reduced number of shares that would be outstanding after the reverse stock split. In addition, the reverse split will likely increase the number of stockholders of PRAECIS who own odd lots (less than 100 shares). Stockholders who hold odd lots typically will experience an increase in the cost of selling their shares, as well as possible greater difficulty in effecting such sales. Accordingly, a reverse stock split may not achieve the desired results that have been outlined above.

Principal Effects of the Reverse Stock Split

Number of Shares of Common Stock and Corporate Matters

The reverse stock split would have the following effects on the number of shares of common stock outstanding:

•       each five (5), seven and one-half (7.5) or ten (10) shares of our common stock, depending on the reverse split ratio determined by our board of directors, owned by a stockholder immediately prior to the reverse split would become one (1) share of common stock after the reverse split;

•       the number of shares of our common stock issued and outstanding would be reduced from approximately 52.47 million shares to approximately 10.49 million, 7.0 million or 5.247 million shares, depending on whether the split ratio determined by the board of directors is 1:5, 1:7.5 or 1:10, respectively;

•       all outstanding but unexercised options entitling the holders thereof to purchase shares of our common stock will enable such holders to purchase, upon exercise of their options, one-fifth (1/5), one-seventh and one-half (1/7.5) or one-tenth (1/10), depending on the reverse split ratio determined by our board of directors, of the number of shares of our common stock that such holders would have been able to purchase upon exercise of their options immediately preceding the reverse stock split, at an exercise price equal to five (5), seven and one-half (7.5) or ten (10) times, respectively, the exercise price specified before the reverse stock split, resulting in approximately the same aggregate exercise price being required to be paid upon exercise thereof immediately preceding the reverse stock split; and

•       the number of shares of our common stock reserved for issuance (including the maximum number of shares that may be subject to options) under our stock option plan and employee stock purchase plan will be reduced to one-fifth (1/5), one-seventh and one-half (1/7.5) or one-tenth (1/10) (depending on whether the split ratio determined by the board of directors is 1:5, 1:7.5 or 1:10, respectively) of the number of shares currently included in such plans.

Upon effectiveness of the reverse stock split, the number of authorized shares of our common stock that are not issued and outstanding would increase from approximately 147.53 million shares to approximately 189.51 million, 193 million or 194.73 million shares, depending on whether the split ratio determined by the board of directors is 1:5, 1:7.5 or 1:10, respectively. We will continue to have ten (10) million authorized but unissued shares of preferred stock.

As a summary and for illustrative purposes only, the following table shows approximately the effect on our common stock of the three potential reverse stock splits, based on [number of shares] of common stock issued and outstanding as of the close of business on the Record Date and assuming the reverse stock split became effective at the close of business on the Record Date:

	Prior to Reverse	After Reverse Stock Split
	Stock Split	1-for-5	1-for-7.5	1-for-10
Authorized	200,000,000	200,000,000	200,000,000	200,000,000
Issued and Outstanding Common Stock	[ ]	[ ]	[ ]	[ ]
Available for future Issuance	[ ]	[ ]	[ ]	[ ]

After completion of the reverse stock split (assuming the reverse stock became effective at the close of business on the Record Date) we would have approximately [     ] million, [     ] million or [     ] million shares of authorized but unissued shares of common stock, of which [         ] million, [         ] million or [         ] million, would be reserved for issuance pursuant to our stock option and employee stock purchase plans, depending on whether the split ratio determined by the board of directors was 1:5, 1:7.5 or 1:10, respectively. These authorized and unissued and unreserved shares would be available from time to time for corporate purposes including raising additional capital, acquisitions of companies or assets, for strategic transactions, including a sale of all or a portion of the Company, and sales of stock or securities convertible into common stock. We currently have no plan, arrangement or agreement to issue shares of our common stock for any purpose, except for the issuance of shares of common stock pursuant to our stock option and employee stock purchase plans. If we issue additional shares, the ownership interests of holders of our common stock may be diluted.

The reverse stock split will affect all of our stockholders uniformly and will not change the proportionate equity interests of our stockholders, nor will the respective voting rights and other rights of stockholders be altered, except for possible changes due to the treatment of fractional shares resulting from the reverse split. As described below, stockholders holding fractional shares will be entitled to cash payments in lieu of such fractional shares. Common stock issued and outstanding pursuant to the reverse stock split will remain fully paid and non-assessable. So long as there are more than 300 stockholders of record, we will continue to be subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended. However, due to the magnitude of the reverse stock split, it may also have the effect of increasing the possibility of terminating these reporting requirements if the number of record holders of our common stock substantially decreases thereafter.

Cash Payment in Lieu of Fractional Shares

The Company will not issue fractional certificates for post-reverse stock split shares in connection with the reverse stock split. Stockholders who otherwise would be entitled to receive fractional shares because they hold of record immediately prior to the effective time of the reverse stock split a number of shares not evenly divisible by five (5), seven and one-half (7.5) or ten (10) (depending on whether the split ratio determined by the board of directors is 1:5, 1:7.5 or 1:10, respectively), will be entitled, upon surrender to the exchange agent of certificate(s) representing such shares, to a cash payment in lieu thereof. The cash payment will equal the fraction to which the stockholder would otherwise be entitled multiplied by the average of the closing prices (as adjusted to reflect the reverse stock split) of our common stock, as reported in The Wall Street Journal, during the twenty (20) consecutive trading days ending on the trading day immediately prior to the date on which the reverse stock split becomes effective as described below in the first paragraph under “Procedure for Effecting Reverse Stock Split and Exchange of Certificates.” If such price is not available, the fractional share payment will be based on the average of the last bid and ask prices of our common stock on such days (as adjusted to reflect the reverse stock split) or other price determined by the board of directors. The ownership of a fractional interest will not give the holder thereof any voting, dividend or other rights except to receive payment therefor as described herein.

Stockholders should be aware that, under the escheat laws of the various jurisdictions where stockholders reside, sums due for fractional interests that are not timely claimed after the effective time may be required to be paid to the designated agent for each such jurisdiction. Thereafter, stockholders otherwise entitled to receive such funds may have to seek to obtain them directly from the state to which they were paid.

Accounting Matters

The reverse stock split will not affect total stockholders’ equity on our balance sheet. However, because the par value of our common stock will remain unchanged, the components that make up total stockholders’ equity will change by offsetting amounts. As a result of the reverse stock split, the stated capital component will be reduced to an amount equal to one-fifth (1/5), one-seventh and one-half (1/7.5) or one-tenth (1/10) of its present amount (depending on whether the split ratio determined by the board of directors is 1:5, 1:7.5 or 1:10, respectively), and the additional paid-in capital component will be increased by the amount by which the stated capital is reduced. The per share net loss and net book value per share of our common stock will be increased as a result of the reverse stock split because there will be fewer shares of our common stock outstanding. Prior periods’ per share amounts will be restated to reflect the reverse stock split.

Potential Anti-Takeover Effects

If the reverse stock split is approved by stockholders and implemented, the increased proportion of unissued authorized shares to issued shares could, under certain circumstances, have an anti-takeover effect. These unissued authorized shares could be used by the Company to oppose a hostile takeover attempt or to delay or prevent a change of control or changes in or removal of our board of directors, including a transaction that may be favored by a majority of our stockholders or in which our stockholders might receive a premium for their shares over then-current market prices or benefit in some other manner. For example, without further stockholder approval, our board of directors could issue and sell shares thereby diluting the stock ownership of a person seeking to effect a change in the composition of our board of directors or to propose or complete a tender offer or business combination involving the Company and potentially strategically placing shares with purchasers who would oppose such a change in our board or such a transaction. Although the increased proportion of unissued authorized shares to issued shares could, under certain circumstances, have an anti-takeover effect, the reverse stock split is not being proposed in response to any effort of which we are aware to accumulate the shares of our common stock or obtain control of the Company, nor is it part of a plan by our management to recommend a series of similar amendments to our board of directors and stockholders. Other than the reverse stock split proposal, our board of directors does not currently contemplate recommending the adoption of any other amendments to our Amended and Restated Certificate of Incorporation that could be construed to affect the ability of third parties to take over or change the control of the Company.

Our board of directors also does not intend to use the reverse stock split as a part of or first step in a “going private” transaction pursuant to Rule 13e-3 under the Securities Exchange Act of 1934, as amended.

Procedure for Effecting Reverse Stock Split and Exchange of Stock Certificates

If our stockholders approve the reverse stock split and the board of directors determines that a reverse stock split continues to be in the best interests of the Company and its stockholders, the board will determine the split ratio (1:5, 1:7.5 or 1:10) to be implemented, and we will file the Proposed Amendment reflecting that ratio with the Secretary of State of the State of Delaware. The reverse stock split will become effective as of 5:00 p.m. eastern time on the date of such filing, which time on such date will be referred to as the “effective time.” Except as described above on page 8 under “Cash Payment in Lieu of Fractional Shares,” at the effective time, each five (5), seven and one-half (7.5) or ten (10) shares (depending on whether the split ratio determined by the board of directors is 1:5, 1:7.5 or 1:10, respectively) of common stock issued and outstanding immediately prior to the effective time will, automatically and without any further action on the part of our stockholders, be combined into and become one (1) share of common stock, and each certificate which, immediately prior to the effective time represented pre-reverse stock split shares, will be deemed for all corporate purposes to evidence ownership of post-reverse stock split shares.

The Company’s transfer agent, American Stock Transfer & Trust Company, will act as exchange agent for purposes of implementing the exchange of stock certificates, and is referred to as the “exchange agent.”

As soon as practicable after the effective time, a letter of transmittal will be sent to stockholders of record as of the effective time for purposes of surrendering to the exchange agent certificates representing pre-reverse stock split shares in exchange for certificates representing post-reverse stock split shares in accordance with the procedures set forth in the letter of transmittal. No new certificates will be issued to a stockholder until such stockholder has surrendered such stockholder’s outstanding certificate(s), together with the properly completed any executed letter of transmittal, to the exchange agent. From and after the effective time, any certificates formerly representing pre-reverse stock split shares which are submitted for transfer, whether pursuant to a sale, other disposition or otherwise, will be exchanged for certificates representing post-reverse stock split shares. Stockholders who do not have stock certificates for surrender and exchange will have their accounts automatically adjusted in order to reflect the number of shares of common stock they hold as a consequence of the reverse stock split. STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY CERTIFICATE(S) UNTIL REQUESTED TO DO SO.

Even if the stockholders approve a reverse stock split, the Company reserves the right not to effect the reverse stock split if in the opinion of the board of directors it would not be in the best interests of the Company and its stockholders.

No Appraisal Rights

Under the Delaware General Corporation Law, stockholders will not be entitled to exercise appraisal rights in connection with the reverse stock split, and the Company will not independently provide stockholders with any such right.

Certain United States Federal Income Tax Consequences

The following is a summary of certain United States federal income tax consequences of the reverse stock split generally applicable to beneficial holders of shares of our common stock. This summary addresses only such stockholders who hold their pre-reverse stock split shares as capital assets and will hold the post-reverse stock split shares as capital assets. This discussion does not address all United States federal income tax considerations that may be relevant to particular stockholders in light of their individual circumstances or to stockholders that are subject to special rules, such as financial institutions, tax-exempt organizations, insurance companies, dealers in securities, and foreign stockholders. The following summary is based upon the provisions of the Internal Revenue Code of 1986, as amended, applicable Treasury Regulations thereunder, judicial decisions and current administrative rulings, as of the date hereof, all of which are subject to change, possibly on a retroactive basis. Tax consequences under state, local, foreign, and other laws are not addressed herein. Each stockholder should consult its tax advisor as to the particular facts and circumstances which may be unique to such stockholder and also as to any estate, gift, state, local or foreign tax considerations arising out of the reverse stock split.

Exchange Pursuant to Reverse Stock Split

No gain or loss will be recognized by a stockholder upon such stockholder’s exchange of pre-reverse stock split shares for post-reverse stock split shares pursuant to the reverse stock split, except to the extent of cash, if any, received in lieu of fractional shares. See “Cash in Lieu of Fractional Shares” below. The aggregate tax basis of the post-reverse stock split shares received in the reverse stock split, including any fractional share deemed to have been received, will be equal to the aggregate tax basis of the pre-reverse stock split shares exchanged therefor, and the holding period of the post-reverse stock split shares will include the holding period of the pre-reverse stock split shares.

Cash in Lieu of Fractional Shares

A holder of pre-reverse stock split shares that receives cash in lieu of a fractional share of post-reverse stock split shares should generally be treated as having received such fractional share pursuant to the reverse stock split and then as having exchanged such fractional share for cash in a redemption by the Company. The amount of any gain or loss should be equal to the difference between the ratable portion of the tax basis of the pre-reverse stock split shares exchanged in the reverse stock split that is allocated to such fractional share and the cash received in lieu thereof. In general, any such gain or loss will constitute long-term capital gain or loss if the holder’s holding period for such pre-reverse stock split shares exceeds one year at the time of the reverse stock split. Deductibility of capital losses by holders is subject to limitations.

Recommendation of the Board of Directors

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE IN FAVOR
OF PROPOSAL NO. 1

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information about the beneficial ownership of our common stock as of [July 29,] 2005 except as otherwise noted, by:

•       each “named executive officer” (our chief executive officer and each of our four other most highly compensated executive officers, as of December 31, 2004, as well as William K. Heiden, our former President and Chief Operating Officer, who would have been one of our four most highly compensated executive officers at December 31, 2004 had he still been an employee of the Company at that time);

•       each of our directors;

•       each person who is known by us to beneficially own more than five percent of our common stock; and

•       all of our executive officers and directors as a group.

This information is based upon information contained in filings with the Securities and Exchange Commission or information received from or on behalf of the individuals or entities named below. Unless otherwise noted below, the address of each beneficial owner listed in the table is c/o PRAECIS PHARMACEUTICALS INCORPORATED, 830 Winter Street, Waltham, Massachusetts 02451-1420.

We have determined beneficial ownership in accordance with the rules of the Securities and Exchange Commission. Except as indicated in the footnotes below, we believe, based on the information furnished or otherwise available to us, that the persons and entities named in the table below have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to applicable community property laws. We have based our calculation of the percentage of beneficial ownership on 52,470,951 shares of common stock outstanding as of [July 29], 2005.

In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options held by that person that are currently exercisable or exercisable within 60 days after [July 29], 2005 were deemed to be outstanding. We did not deem such shares to be outstanding, however, for the purpose of computing the percentage ownership of any other person. Asterisks indicate beneficial ownership of less than one percent.

Name and Address of Beneficial Owner	Number of Shares	Number of Shares Subject to Options(1)	Percent
Lotsoff Capital Management(2) 20 North Clark Street, 34th Floor Chicago, IL 60602	4,729,385	—	9.0%
Barclays Global Investors, NA(3) 45 Fremont Street San Francisco, CA 94105	2,089,049	—	3.9
Conus Partners(4) One Rockefeller Plaza, 19th Floor New York, NY 10020	2,692,976	—	5.1
Malcolm L. Gefter, Ph.D.(5)	552,500	1,499,726	3.8
Kevin F. McLaughlin	104,000	600,652	1.3
Edward C. English	9,780	122,050	*
Marc B. Garnick, M.D.(6)	521,491	939,777	2.7
Richard W. Wagner, Ph.D.	9,677	117,956	*
William K. Heiden(7)	—	—	*
G. Leonard Baker, Jr.(8) c/o Sutter Hill Ventures 755 Page Mill Road, Suite A-200 Palo Alto, CA 94304	1,920,705	58,333	3.8
Garen G. Bohlin c/o Syntonix Pharmaceuticals, Inc. 9 Fourth Avenue Waltham, MA 02451	—	32,777	*
Henry F. McCance c/o Greylock Limited Partnership 880 Winter Street Waltham, MA 02451	70,270	58,333	*
Leonard E. Post, Ph.D. c/o Onyx Pharmaceuticals, Inc. 2100 Powell Street Emeryville, CA 94608	—	21,666	*
David B. Sharrock 1011 Barcamil Way Naples, FL 34110	63,750	69,583	*
Patrick J. Zenner 15384 Milan Lane Naples, FL 34110	—	58,333	*

All directors and executive officers as a group (12 persons)	3,252,173	3,579,186	12.2

(1)          Reflects the number of shares issuable upon the exercise of options exercisable as of [September 27], 2005.

(2)          Based on a Form 13F filed by Lotsoff Capital Management with the Securities and Exchange Commission on July 14, 2005. The Form 13F reports sole voting power with respect to 2,447,881 shares and shared voting power with respect to 2,281,574 shares. According to information provided to the Company by Lotsoff Capital Management, the shares are client invested on a discretionary basis.

(3)          Based on a Form 13F filed with the Securities and Exchange Commission on August 15, 2005. The Form 13F reports that investment discretion is shared with certain related investment managers on whose behalf the Form 13F was filed.

(4)          Based on a Schedule 13G filed by Conus Partners, Inc. and Andrew Zacks with the Securities and Exchange Commission on May 23, 2005. According to the Schedule 13G, the reporting persons have shared voting and dispositive power with respect to the listed shares and disclaim beneficial ownership in the shares, except to the extent of their pecuniary interest therein.

(5)          Includes 6,500 shares held by Dr. Gefter as custodian for his daughter and 6,500 shares held by Dr. Gefter as custodian for his son.

(6)          Includes 3,531 shares of common stock held by the Garnick Family 1999 Grantor Retained Annuity Trust and 16,288 shares of common stock held by the Garnick Family 2003 Grantor Retained Annuity Trust. Dr. Garnick is the trustee of both trusts.

(7)          Effective as of the close of business on September 3, 2004, Mr. Heiden resigned his position as President and Chief Operating Officer of the Company.

(8)          Includes 1,564,192 shares of common stock held by Sutter Hill Ventures and affiliated entities, as to which Mr. Baker, a member of our board of directors and a managing director of the general partner of Sutter Hill Ventures, shares voting and investment power with the other managing directors of the general partner of Sutter Hill Ventures. Mr. Baker disclaims beneficial ownership of the shares of common stock held by Sutter Hill Ventures and the other affiliated entities, except to the extent of his proportionate partnership interest therein. Also includes 73,378 shares held by a family trust of which Mr. Baker is a trustee and 130,928 shares held by the SHV Profit Sharing Trust, a retirement trust for the benefit of Mr. Baker. Mr. Baker disclaims beneficial ownership of the shares held in the family trust, except to the extent of his pecuniary interest in the trust.

OTHER MATTERS

The board of directors knows of no other items of business to be brought before the special meeting other than as described above. If any other items of business should properly come before the special meeting, it is the intention of the persons named in the enclosed proxy card to vote such proxies in accordance with their best judgment with regard to any such items. Discretionary authority for them to do so is contained in the enclosed proxy card.

STOCKHOLDER PROPOSALS

Under the rules and regulations of the Securities and Exchange Commission, to be eligible for inclusion in our proxy statement for our 2006 annual meeting of stockholders, proposals of stockholders must be received at our principal executive offices no later than December 1, 2005 and must otherwise satisfy the conditions established by the Securities and Exchange Commission for such inclusion.

In accordance with our Third Amended and Restated By-Laws, proposals of stockholders intended for presentation at our 2006 annual meeting of stockholders (but not intended to be included in our proxy statement for that meeting) may be made only by a stockholder of record who has given notice of the proposal to the Secretary of the Company at its principal executive offices no earlier than January 13, 2006 and no later than February 12, 2006. The notice must contain certain information as specified in our Third Amended and Restated By-Laws. Any such proposal received after February 12, 2006 will not be considered “timely” for purposes of Rule 14a-4(c)(1) of the federal proxy rules, and the proxies designated by the Company for such meeting will have discretionary authority to vote with respect to any such proposal.

APPENDIX A-1

FORM OF CERTIFICATE OF AMENDMENT OF THE
 AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF
PRAECIS PHARMACEUTICALS INCORPORATED

Mary Beth DeLena hereby certifies that:

1.     She is the duly elected and acting Secretary of PRAECIS PHARMACEUTICALS INCORPORATED, a corporation organized and existing under the laws of the state of Delaware (the “Corporation”).

2.     Effective at 5:00 p.m. (Delaware time) on the date of the filing of this Certificate of Amendment with the Secretary of State of the State of Delaware (such time on such date, the “Effective Time”), each five (5) shares of the Corporation’s common stock, par value $.01 per share (“Common Stock), issued and outstanding immediately prior to the Effective Time shall automatically, without further action on the part of the Corporation or its stockholders, be combined into and become one (1) share of fully paid and nonassessable Common Stock, subject to the treatment of fractional share interests set forth below.  No fractional shares of Common Stock shall be issued by the Corporation, and the Corporation shall not recognize on its stock record books any purported transfer of any purported fractional share interest.  A holder of Common Stock immediately prior to the Effective Time who would otherwise be entitled to a fraction of a share as a result of the reverse stock split effected hereby (which shall be determined on the basis of the total number of shares of Common Stock held by a holder of record immediately prior to the Effective Time) shall, in lieu thereof, be entitled to receive a cash payment in an amount equal to the fraction to which the stockholder would otherwise be entitled multiplied by the average of the closing prices per share of the Common Stock, as reported in The Wall Street Journal (as adjusted for the reverse stock split effected hereby), during the twenty (20) consecutive trading days ending on the trading day immediately prior to the day on which the Effective Time occurs (or if such prices are not available, the average of the last bid and asked prices of the Common Stock on such days (as adjusted for the reverse stock split effected hereby) or other price determined by the Board of Directors).

3.     This Certificate of Amendment has been duly adopted in accordance with Section 242 of the Delaware General Corporation Law.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment of the Amended and Restated Certificate of Incorporation of the Corporation on this        day of             , [    ].

Mary Beth DeLena, Secretary

APPENDIX A-2

FORM OF CERTIFICATE OF AMENDMENT OF THE
 AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF
PRAECIS PHARMACEUTICALS INCORPORATED

Mary Beth DeLena hereby certifies that:

1.     She is the duly elected and acting Secretary of PRAECIS PHARMACEUTICALS INCORPORATED, a corporation organized and existing under the laws of the state of Delaware (the “Corporation”).

2.     Effective at 5:00 p.m. (Delaware time) on the date of the filing of this Certificate of Amendment with the Secretary of State of the State of Delaware (such time on such date, the “Effective Time”), each seven and one-half (7.5) shares of the Corporation’s common stock, par value $.01 per share (“Common Stock), issued and outstanding immediately prior to the Effective Time shall automatically, without further action on the part of the Corporation or its stockholders, be combined into and become one (1) share of fully paid and nonassessable Common Stock, subject to the treatment of fractional share interests set forth below.  No fractional shares of Common Stock shall be issued by the Corporation, and the Corporation shall not recognize on its stock record books any purported transfer of any purported fractional share interest.  A holder of Common Stock immediately prior to the Effective Time who would otherwise be entitled to a fraction of a share as a result of the reverse stock split effected hereby (which shall be determined on the basis of the total number of shares of Common Stock held by a holder of record immediately prior to the Effective Time) shall, in lieu thereof, be entitled to receive a cash payment in an amount equal to the fraction to which the stockholder would otherwise be entitled multiplied by the average of the closing prices per share of the Common Stock, as reported in The Wall Street Journal (as adjusted for the reverse stock split effected hereby), during the twenty (20) consecutive trading days ending on the trading day immediately prior to the day on which the Effective Time occurs (or if such prices are not available, the average of the last bid and asked prices of the Common Stock on such days (as adjusted for the reverse stock split effected hereby) or other price determined by the Board of Directors).

3.     This Certificate of Amendment has been duly adopted in accordance with Section 242 of the Delaware General Corporation Law.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment of the Amended and Restated Certificate of Incorporation of the Corporation on this       day of            , [    ].

Mary Beth DeLena, Secretary

APPENDIX A-3

FORM OF CERTIFICATE OF AMENDMENT OF THE
 AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF
PRAECIS PHARMACEUTICALS INCORPORATED

Mary Beth DeLena hereby certifies that:

1.     She is the duly elected and acting Secretary of PRAECIS PHARMACEUTICALS INCORPORATED, a corporation organized and existing under the laws of the state of Delaware (the “Corporation”).

2.     Effective at 5:00 p.m. (Delaware time) on the date of the filing of this Certificate of Amendment with the Secretary of State of the State of Delaware (such time on such date, the “Effective Time”), each ten (10) shares of the Corporation’s common stock, par value $.01 per share (“Common Stock), issued and outstanding immediately prior to the Effective Time shall automatically, without further action on the part of the Corporation or its stockholders, be combined into and become one (1) share of fully paid and nonassessable Common Stock, subject to the treatment of fractional share interests set forth below.  No fractional shares of Common Stock shall be issued by the Corporation, and the Corporation shall not recognize on its stock record books any purported transfer of any purported fractional share interest.  A holder of Common Stock immediately prior to the Effective Time who would otherwise be entitled to a fraction of a share as a result of the reverse stock split effected hereby (which shall be determined on the basis of the total number of shares of Common Stock held by a holder of record immediately prior to the Effective Time) shall, in lieu thereof, be entitled to receive a cash payment in an amount equal to the fraction to which the stockholder would otherwise be entitled multiplied by the average of the closing prices per share of the Common Stock, as reported in The Wall Street Journal (as adjusted for the reverse stock split effected hereby), during the twenty (20) consecutive trading days ending on the trading day immediately prior to the day on which the Effective Time occurs (or if such prices are not available, the average of the last bid and asked prices of the Common Stock on such days (as adjusted for the reverse stock split effected hereby) or other price determined by the Board of Directors).

3.     This Certificate of Amendment has been duly adopted in accordance with Section 242 of the Delaware General Corporation Law.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment of the Amended and Restated Certificate of Incorporation of the Corporation on this      day of            , [    ].

Mary Beth DeLena, Secretary

PRAECIS PHARMACEUTICALS INCORPORATED
830 Winter Street, Waltham, MA  02451

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
FOR THE SPECIAL MEETING OF STOCKHOLDERS ON [OCTOBER    ], 2005

The undersigned hereby appoints Kevin F. McLaughlin and Edward C. English, or any one or both of them, each with full power of substitution, as lawful proxies, to vote all the shares of Common Stock of PRAECIS PHARMACEUTICALS INCORPORATED which the undersigned would be entitled to vote if personally present at the Special Meeting of Stockholders of PRAECIS PHARMACEUTICALS INCORPORATED to be held at its corporate headquarters, 830 Winter Street, Waltham, MA  02451 on [Day of Week], [October    ], 2005, at 10:00 a.m. local time, and at any adjournment(s) or postponement(s) thereof, as directed on the reverse side of this card.  The aforesaid proxies, or any one or both of them, or their duly appointed substitute(s) as aforesaid, are also authorized to vote in their discretion upon such other business as may properly come before the special meeting or any adjournment(s) or postponement(s) thereof and matters incident to the conduct of the meeting or any adjournment(s) thereof, to the extent permitted by Rule 14a-4(c) promulgated under the Securities Exchange Act of 1934, as amended.  This proxy revokes all prior proxies given by the undersigned.

This proxy when properly executed and returned in a timely manner will be voted on Proposal No. 1 set forth on the reverse side of this card and in the Notice of Special Meeting of Stockholders and related Proxy Statement (receipt of which is hereby acknowledged by the undersigned) as directed on the reverse side of this card, and in the discretion of the aforesaid proxies upon such other business as may properly come before the meeting or any adjournment(s) or postponement(s) thereof and matters incident to the conduct of the meeting or any adjournment(s) or postponement(s) thereof, to the extent permitted by Rule 14a-4(c) promulgated under the Securities Exchange Act of 1934, as amended.  If no direction is made, said proxies will vote the shares represented by this proxy FOR Proposal No. 1 set forth on the reverse side of this card and in the Notice of Special Meeting of Stockholders and related Proxy Statement.

Special Meeting of Stockholders of
PRAECIS PHARMACEUTICALS INCORPORATED

[October    ], 2005

Please date, sign and mail your proxy card in the envelope provided as soon as possible.

Please detach along perforated line and mail in the envelope provided.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL No. 1.  PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.  PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE.  ☒

		For	Against	Abstain

1.     To approve a series of amendments to the Company’s Amended and Restated Certificate of Incorporation to effect a reverse stock split of the Company’s common stock, whereby each outstanding five (5), seven and one-half (7.5) or ten (10) shares would be combined into and become one (1) share of common stock, with the effectiveness of one of such amendments and the abandonment of the others, or the abandonment of all such amendments, as permitted under Section 242(c) of the Delaware General Corporation Law, to be determined by the Company’s board of directors.

		☐	☐	☐

This Proxy is solicited by the Board of Directors, and the shares will be voted in accordance with your directions hereon.  If you sign and timely return your proxy card but do not indicate how your shares are to be voted as to Proposal No. 1, your shares will be voted FOR Proposal No. 1.

The named proxies are also authorized to vote in their discretion upon

To change the address on your account, please check the box at right and indicate your new address In the address space above.  Please note that changes to the registered name(s) on the account may not be submitted by this method                                                                            ☐

such other business as may properly come before the meeting or any adjournment(s) or postponement(s) thereof and matters incident to the conduct of the meeting or any adjournment(s) or postponement(s) thereof, to the extent permitted by Rule 14a-4(c) promulgated under the Securities Exchange Act of 1934, as amended.

PLEASE DATE, SIGN AND MAIL YOUR PROXY PROMPTLY.  PLEASE DO NOT FOLD THIS PROXY.

Signature of Stockholder	Date:	Signature of Stockholder		Date:

NOTE:       Please sign exactly as your name or names appear on this Proxy.  When shares are held jointly, each holder should sign.  When signing as an executor, administrator, attorney, trustee or guardian, please give full title as such.  If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such.  If signer is a partnership, please sign in partnership name by authorized person.